                               PSB Bancorp, Inc.


            Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions
--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 16,100 shares; provided, however that such shares when added to any exchange shares to which such person may be entitled as a shareholder of the Savings Bank may not exceed 16,100 shares. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus. PSB Bancorp, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to PSB Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at Pennsylvania Saving's current passbook rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Pennsylvania Savings, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Pennsylvania Savings Bank will not waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of Pennsylvania Savings or a member of such person's immediate family.

Item 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

Item 7 - Please check the appropriate box if you were:
   a) A depositor with $50.00 or more on deposit at Pennsylvania Savings as of June 30, 1996. Enter information below for all deposit accounts that you had at Pennsylvania Savings on June 30, 1996.
   b) A depositor with $50.00 or more on deposit at Pennsylvania Savings as of December 31, 1998, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Pennsylvania Savings on December 31, 1998.
   c) A shareholder of Pennsylvania Savings Bank as of April 30, 1998.
   d) A permanent resident of Philadelphia and Montgomery Counties, Pennsylvania.
   e) General Community

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of PSB Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide
--------------------------------------------------------------------------------
Individual - The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

Corporation/Partnership - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Pennsylvania Savings does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

         PLEASE SIGN, DETACH, AND RETURN IN THE ENCLOSED WHITE ENVELOPE
--------------------------------------------------------------------------------
                               PSB Bancorp, Inc.
             Proposed Holding Company for Pennsylvania Savings Bank
                            Stock Information Center
                           11 Penn Center, Suite 2601
                               1835 Market Street
                           Philadelphia, Pennsylvania
                                 (215) 979-7904
                                STOCK ORDER FORM
--------------------------------------------------------------------------------
DEADLINE: The Subscription Offering ends at 12:00 Noon, Eastern Time, on June 16, 1998. Your original Stock Order Form and Certification Form, properly executed and with the correct payment, must be RECEIVED (not postmarked) at the address on the top of this form, or at any branch by the deadline, or it will be considered void. FAXES AND COPIES ARE NOT REQUIRED TO BE ACCEPTED.
--------------------------------------------------------------------------------

(1) Number of Shares       Price per Share                (2) Total Amount Due
--------------------                                      --------------------
                             X  $10.00  =                 $
--------------------                                      --------------------

The minimum number of shares that may be subscribed for is 25. In each of the Subscription Offering, the Direct Community Offering or any Syndicated Community Offering, the maximum purchase for any person is 16,100 shares: provided, however, that such shares when added to any Exchange Shares to which such person may be entitled as a shareholder of the Savings Bank may not exceed 16,100 shares. There are additional purchase limitations for associates and groups acting in concert, as defined in the Prospectus.
--------------------------------------------------------------------------------
METHOD OF PAYMENT
(3) / / Enclosed is a check, bank draft or money order payable to PSB Bancorp, Inc., for $______________ (or cash if presented in person).

(4) / / I authorize Pennsylvania Savings Bank to make withdrawals from my Pennsylvania Savings Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

--------------------------------------------------------------------------------
          ACCOUNT NUMBER(S)                            AMOUNT(S)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TOTAL WITHDRAWAL
                                                --------------------------------

--------------------------------------------------------------------------------
(5) / / Check here if you are a DIRECTOR, OFFICER or EMPLOYEE of Pennsylvania Savings Bank or a member of such person's immediate family (same residence).
--------------------------------------------------------------------------------
(6) PURCHASER INFORMATION (CHECK ONE)
a. / / ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with $50.00 or more on deposit with Pennsylvania Savings Bank as of June 30, 1996. Enter information below for all deposit accounts that you had at Pennsylvania Savings Bank on June 30, 1996.

b. / / SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with $50.00 or more on deposit with Pennsylvania Savings Bank as of December 31, 1997 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Pennsylvania Savings Bank on December 31, 1997.

c. / / SHAREHOLDER - Check here if you are a shareholder of Pennsylvania Savings Bank, as of April 30, 1998, and indicate the number of shares owned by you or persons associated with you.
                                                              ----------------
                                                                      Shares
                                                              ----------------

d. / / LOCAL COMMUNITY - Check here if you are a permanent resident of Philadelphia or Montgomery counties, Pennsylvania.

e. / / GENERAL COMMUNITY

ACCOUNT TITLE (NAMES ON ACCOUNTS)                              ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(7) STOCK REGISTRATION/FORM OF OWNERSHIP
/ / Individual                           / / Uniform Transfer to Minors    / / Partnership
/ / Joint Tenants                        / / Uniform Gift to Minors        / / Individual Retirement Account
/ / Tenants in Common                    / / Corporation                   / / Fiduciary/Trust (Under Agreement Dated ____________)

(8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY)
-----------------------------------------------------------------------------------------------------------------------------------
Name 1                                                                          Social Security or Tax I.D.
-----------------------------------------------------------------------------------------------------------------------------------
Name 2                                                                          Social Security or Tax I.D
-----------------------------------------------------------------------------------------------------------------------------------
Street                                                                                Daytime
Address                                                                               Telephone
-----------------------------------------------------------------------------------------------------------------------------------
                                                          Zip                         Evening
City                                      State           Code         County         Telephone
====================================================================================================================================

/ / NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)

     Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

ACKNOWLEDGMENT    By signing below, I acknowledge receipt of the Prospectus
dated May 15, 1998, and understand I may not change or revoke my order once it is received by Pennsylvania Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Pennsylvania Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

SIGNATURE THIS FORM MUST BE SIGNED AND DATED TWICE: HERE AND ON THE CERTIFICATION FORM ON THE REVERSE SIDE. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------------------------------------
Signature                                           Date
--------------------------------------------------------------------------------
Signature                                           Date
--------------------------------------------------------------------------------

FOR OFFICE            Date Rec'd ____/____/____        Order #   _____________
USE                   Check #    ______________        Category  _____________
Batch # ______        Amount    $______________        Deposit  $_____________

--------------------------------------------------------------------------------
                               PSB Bancorp, Inc.
             Proposed Holding Company for Pennsylvania Savings Bank
--------------------------------------------------------------------------------
                   ITEM (6) CONTINUED; PURCHASER INFORMATION

      ACCOUNT TITLE (NAMES ON ACCOUNTS)                 ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DEFINITION OF ASSOCIATE
The term "associate" of a person is defined to mean (i) any corporation or other organization (other than PSB Bancorp, Inc. (the "Holding Company"), PSB Mutual Holding Company (the "MHC"), Pennsylvania Savings Bank, (the "Savings Bank"), or a majority owned subsidiary of any of them) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax qualified employee stock benefit plan of the Holding Company or the Savings Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Holding Company, MHC, or the Savings Bank or any of their subsidiaries.
--------------------------------------------------------------------------------

                               CERTIFICATION FORM

   (THIS CERTIFICATION MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM ON
                                 REVERSE SIDE)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, NO PAR VALUE, OF PSB BANCORP, INC. is NOT A DEPOSIT OR AN ACCOUNT AND is NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY PENNSYLVANIA SAVINGS BANK, OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Department of Banking of the Commonwealth of Pennsylvania.

I further certify that, before purchasing the shares of common stock of PSB Bancorp, Inc., I received a copy of the Prospectus dated May 15, 1998 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 17 of the Prospectus:

      1. Cost of Expansion                                                    9. Possible Dilutive Effect of Benefit Programs

      2. Risks of Low Return on Equity After Conversion and                  10. Certain Anti-takeover Provisions
         Reorganization
                                                                             11. Interest Rate Risk
      3. Risks of Commercial and Nonresidential Lending
                                                                             12. Competition
      4. Anticipated Increase in Provision for Loan Losses
                                                                             13. Absence of Prior Market for the Common Stock
      5. Risks of Mortgage Banking
                                                                             14. Possible Increase in Estimated Valuation Range and
      6. Dependence Upon Key Personnel                                           Number of Shares Issued

      7. Increased Expenses Associated With ESOP and 1998 MRP                15. Possible Adverse Income Tax Consequences of the
                                                                                 Distribution of Subscription Rights
      8. Potential Benefits to Management
                                                                             16. Risk of Delayed Offering

 -----------------------------------------------------------------------------------------------------------------------------------
          Signature                               Date                          Signature                              Date

------------------------------------------------------------------------------------------------------------------------------------

(NOTE: IF STOCK IS TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================



May 15, 1998

Dear Member:


       We are pleased to announce that Pennsylvania Savings Bank, (the "Savings Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with Conversion and Reorganization, PSB Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and direct community offering to certain of our depositors, to the Savings Bank Employee Stock Ownership Plan and members of the general public pursuant to the Plan of Conversion from a Mutual Holding Company to a Stock Holding Company and Agreement and Plan of Reorganization (the "Plan of Conversion").

       To accomplish the Conversion and Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Department of Banking of the Commonwealth of Pennsylvania and the Federal Reserve Board and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

       Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on June 25, 1998. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

       The Board of Directors of PSB Mutual Holding Company and the Savings Bank believe that the Conversion and Reorganization is in the best interests of PSB Mutual Holding Company and its members the Savings Bank and its stockholders. Please remember:

   o Your deposit accounts at Pennsylvania Savings will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

   o There will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the Conversion and Reorganization.

   o Members have the right, but no obligation, to buy stock before it is offered to the public.

   o Like all stock, stock issued in this offering will not be insured by the FDIC.

       Enclosed are materials describing the stock offering. We urge you to read these materials carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing the common stock of PSB Bancorp, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Time, on June 16, 1998.

       If you have additional questions regarding the stock offering, please call us at (215) 979-7904, Monday through Friday 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania.
Sincerely,

SIG.

Anthony DiSandro
President and Chief Operating Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


VS
                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103
                                  215-979-7904

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================


May 15, 1998


Dear Friend:

We are pleased to announce that Pennsylvania Savings Bank, (the "Savings Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, PSB Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and direct community offering to certain of our depositors, to the Savings Bank Employee Stock Ownership Plan and members of the general public pursuant to the Plan of Conversion from a Mutual Holding Company to a Stock Holding Company and Agreement and Plan of Reorganization (the "Plan of Conversion").

Because we believe you may be interested in learning more about the merits the Holding Company's stock as an investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

    o PROSPECTUS: This document provides detailed information about the operations of the Savings Bank and the proposed stock offering.

    o QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

    o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on June 16, 1998.

As a friend of PSB Mutual Holding Company, you will have the opportunity to buy stock directly the Holding Company without commission or fee. If you have additional questions regarding the Plan of Conversion and stock offering, please call us at (215) 979-7904, Monday through Friday 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, PA 19103.

We are pleased to offer you this opportunity to become a charter shareholder of PSB Bancorp, Inc.

Sincerely,

Signature

Anthony DiSandro
President and Chief Operating Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


F
                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103
                                  215-979-7904

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================


May 15, 1998

Dear Prospective Investor:

       We are pleased to announce Pennsylvania Savings Bank (the "Savings Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, PSB Bancorp, Inc. (the "Holding Company") the newly-formed corporation that will serve as holding company for the Savings Bank, is offering shares of common stock in a subscription offering and direct community offering. The sale of stock in connection with the Conversion and Reorganization will enable the Savings Bank to raise additional capital to support and enhance its current operations.

       We have enclosed the following materials which will help you learn more about the stock offering of the Holding Company. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

   o PROSPECTUS: This document provides detailed information about the operations of Pennsylvania Savings and the proposed stock offering.

   o QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

   o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on June 16, 1998.

       We invite our loyal customers and local community members to become charter shareholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company, without commission or fee. The board of directors and management of the Savings Bank and the MHC fully support the stock offering.

       If you have additional questions regarding the Conversion and Reorganization and stock offering, please call us at (215) 979-7904, Monday through Friday 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania.

Sincerely,



Anthony DiSandro
President and Chief Operating Officer

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


C
                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103
                                  215-979-7904

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================


May 15, 1998

Dear Shareholder:

       We are pleased to announce that Pennsylvania Savings Bank (the "Savings Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock corporation (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, PSB Bancorp, Inc., (the "Holding Company"), the newly-formed corporation that will serve as the holding company for the Savings Bank, is offering shares of common stock in a subscription offering and direct community offering.

       Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

       However, you have the right to vote on the Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization at the Special Meeting of Members to be held on June 25, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

       I invite you to attend the Special Meeting on June 25, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,




Anthony DiSandro
President and Chief Operating Officer

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


SHJ
                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103
                                  215-979-7904

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================


May 15, 1998


Dear Stockholder:

  We are pleased to inform you that the Boards of Directors of Pennsylvania Savings Bank, (the "Savings Bank") of Philadelphia, Pennsylvania, PSB Mutual Holding Company (the "MHC") and PSB Bancorp, Inc. (the "Holding Company") have adopted a Plan of Conversion from a Mutual Holding Company to a Stock Holding Company and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the Savings Bank will be reorganized from the mutual holding company to the stock holding company form of organization (the "Conversion and Reorganization"). The Savings Bank has organized PSB Bancorp, Inc. to become the holding company for the Savings Bank. Pursuant to the Plan of Conversion, the existing shareholders of the Savings Bank (other than the MHC) will be issued shares of the Holding Company's common stock in exchange for their shares of the Savings Bank's common stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percent of the Holding Company as they owned of the Savings Bank. In addition to the shares of common stock of the Holding Company to be issued in the Exchange, the Holding Company is also offering up to 1,610,000 shares of common stock (subject to increase up to 1,851,500 shares in certain circumstances) to the MHC's members, the Savings Banks' stockholders, depositors and members of the public. Consummation of Conversion and Reorganization is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Savings Bank and (iii) regulatory approval.

  We are asking stockholders of the Savings Bank as of April 30, 1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Should you choose to attend the meeting and wish to vote in person, you may do so by executing your previously submitted proxy. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the Conversion and Reorganization. A Proxy Statement relating to the Conversion and Reorganization is enclosed.

  We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

   o PROSPECTUS: This document provides detailed information about the operations of Pennsylvania Savings and the proposed stock offering.

   o QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

   o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on June 16, 1998.

  We invite our loyal customers, existing stockholders and local community members to become charter stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

  Should you have additional questions regarding the Conversion and Reorganization and stock offering, please call the Stock Information Center at
(215) 979-7904, Monday through Friday 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania.

Sincerely,

SIG.

Anthony DiSandro
President and Chief Operating Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, RIVERVIEW SAVINGS INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

SH1

                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103
                                  215-979-7904

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================



May 15, 1998

Dear Stockholder:

       We are pleased to inform you that the Boards of Directors of Pennsylvania Savings Bank, (the "Savings Bank") of Philadelphia, Pennsylvania, PSB Mutual Holding Company (the "MHC") and PSB Bancorp, Inc. (the "Holding Company") have adopted a Plan of Conversion from a Mutual Holding Company to a Stock Holding Company and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the Savings Bank will be reorganized from the mutual holding company to the stock holding company form of organization (the "Conversion and Reorganization"). The Savings Bank has organized the Company to become the holding company for the Savings Bank. Pursuant to the Plan of Conversion, the existing shareholders of the Savings Bank (other than the MHC) will be issued shares of the Company's Common Stock in exchange for their shares of the Savings Bank common stock (the "Exchange"). The Exchange will result in those shareholders owning in the aggregate approximately the same percent of the Company as they owned of the Savings Bank. In addition to the shares of Company stock to be issued in the Exchange, the Company is also offering up to 1,610,000 shares of common stock (subject to increase up to 1,851,500 shares in certain circumstances) to the MHC's members, the Savings Banks' stockholders and members of the public. Consummation of the Plan of Conversion and Reorganization is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Savings Bank and (iii) regulatory approval.

       We are asking stockholders of the Savings Bank as of April 30, 1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Should you choose to attend the meeting and wish to vote in person, you may do so by executing your previously submitted proxy. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the Conversion and Reorganization. A Proxy Statement relating to the Conversion and Reorganization is enclosed.

       We have enclosed the following materials which will help you learn more about investing in PSB Bancorp, Inc.'s common stock. Please read and review the materials carefully before making an investment decision.

   o PROSPECTUS: This document provides detailed information about the operations of the Savings Bank and the proposed stock offering.

   o QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

   o STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern Time, on June 16, 1998. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center.

       We are inviting our loyal deopsitors, existing stockholders, and local community members to become stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

       Should you have additional questions regarding the Conversion and Reorganization and stock offering, please call the Stock Information Center at
(215) 979-7904, Monday through Friday 9:00 a.m. to 5:00 p.m. or stop by the Stock Information Center at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania.

Sincerely,


Anthony DiSandro
President and Chief Operating Officer

THE SHARES OF COMMON STOCK OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


SH2

                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103
                                  215-979-7904

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================



May 15, 1998



Dear Stockholder:

     Under separate cover on this date, we forwarded to you information regarding the Plan of Conversion and Reorganization of Pennsylvania Savings Bank, (the "Savings Bank") and PSB Mutual Holding Company (the "MHC") and the concurrent offering of common stock by PSB Bancorp, Inc. (the "Holding Company").

     As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein, along with a Prospectus.

     The deadline for ordering PSB Bancorp's common stock is at 12:00 Noon, Eastern Time, on June 16, 1998.

     Should you have additional questions regarding the Conversion and Reorganization and stock offering, please call the Stock Information Center at
(215) 979-7904, Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time, or stop by the Stock Information Center at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, PA 19103.


Sincerely,



Anthony DiSandro
President and Chief Operating Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

sh3




                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103
                                  215-979-7904

[LOGO]                                                           [LOGO]
                             Charles Webb & Company

                                 a Division of

                         KEEFE, BRUYETTE & WOODS, INC.

To Members and Friends of Pennsylvania Savings Bank and PSB
Mutual Holding Company
-------------------------------------------------------------------------------

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is pleased to announce that Pennsylvania Savings Bank, (the "Savings Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and and Reorganization, PSB Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will serve as the holding company for the Savings Bank, is offering shares of common stock in a subscription offering and direct community offering to certain depositors, to the Savings Bank's Employee Stock Ownership Plan and members of the general public pursuant to a Plan of Conversion and Reorganization.


At the request of the Holding Company, we are enclosing materials explaining the Conversion and Reorganization and your options, including an opportunity to invest in shares of the Holding Company's common stock being offered to members of the MHC, depositors and the community through 12:00 Noon, Eastern Time, on June 16, 1998. Please read the enclosed offering materials carefully. The holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.


If you have any questions, please visit our Stock Information Center at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103 or feel free to call the Stock Information Center at (215) 979-7904.


Very truly yours,


Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.


THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.


------------------- Investment Bankers and Financial Advisors ------------------

BD

                  [LOGO]                PSB
                  PENNSYLVANIA SAVINGS BANK
                  =========================


May 15, 1998

Dear Member:

       We are pleased to announce that Pennsylvania Savings Bank (the "Savings Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, PSB Bancorp, Inc., (the "Holding Company"), the newly-formed corporation that will serve as a holding company for the Savings Bank, is offering shares of common stock in a subscription offering and direct community offering to certain of our depositors, to the Savings Bank Employee Stock Ownership Plan and members of the general public pursuant to the Plan of Conversion from a Mutual Holding Company to a Stock Holding Company and agreeent of Reorganization (the "Plan of Conversion").

       Unfortunately, PSB Bancorp, Inc., is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of PSB bancorp, Inc.

       However, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on June 25, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

       I invite you to attend the Special Meeting on June 25, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


/s/ Anthony DiSandro
--------------------------------------------
Anthony DiSandro
President and Chief Operating Officer

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.




J
                            Stock Information Center

                         Eleven Penn Center Suite 2601
                   1835 Market Street, Philadelphia, PA 19103

FACTS ABOUT CONVERSION
AND REORGANIZATION

The Boards of Directors of Pennsylvania Savings Bank, ("Pennsylvania Savings" or the "Savings Bank") and PSB Mutual Holding Company (the "MHC") unanimously adopted a Plan of Conversion from a Mutual Holding Company to a Stock Holding Company and Agreement and Plan of Reorganization, as amended (the "Plan"), to reorganize Pennsylvania Savings as a wholly-owned subsidiary of a newly-formed stock corporation (the "Conversion and Reorganization").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in PSB Bancorp, Inc., (the "Holding Company" or "PSB Bancorp"), the newly formed corporation that will serve as the holding company for Pennsylvania Savings following the Conversion and Reorganization.

Investment in the stock of the Holding Company involves certain risks. For a discussion of these risks, other factors, and a complete description of the offerings, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS PENNSYLVANIA SAVINGS
CONVERTING TO THE STOCK HOLDING
COMPANY STRUCTURE?
--------------------------------------------------------------------------------

The stock holding company structure is a more common form of ownership than the mutual holding company structure and offers the ability to diversify the Savings Bank's business activities. The Conversion and Reorganization will increase both the capital base of the Savings Bank and the number of outstanding shares, which will increase the likelihood of the development of an active and liquid market for the common stock of the Holding Company.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT
ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Plan will not effect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN
THE SUBSCRIPTION OFFERING AND DIRECT
COMMUNITY OFFERING?
--------------------------------------------------------------------------------
Depositors of Pennsylvania Savings as of certain dates, the Savings Bank's Employee Stock Ownership Plan, Pennsylvania Savings' public shareholders and certain members of the general public.

HOW MANY SHARES OF STOCK ARE BEING
OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
PSB Bancorp is offering up to 1,610,000 shares of common stock (the "Conversion Shares"), subject to adjustment up to 1,851,500 shares of common stock, at a price of $10.00 per share through the Prospectus.

I AM AN EXISTING STOCKHOLDER.
HOW WILL MY STOCK BE TREATED?
--------------------------------------------------------------------------------
The outstanding shares of common stock of the Savings Bank will be exchanged for shares of common stock of the Holding Company. The Plan ensures that existing shareholders of the Savings Bank will own approximately the same aggregate percentage of the Holding Company's common stock as they own of the Savings Bank. Depending upon where the offering closes in the Estimated Valuation Range, each share of Savings Bank common stock will be converted into 1.9005 to 2.5712 shares of the Holding Company common stock.

HOW MANY CONVERSION SHARES
MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. In each of the Subscription Offering, the Direct Community Offering or any Syndicated Offering, the maximum purchase for any person is 16,100 shares including exchange shares (or 1% of the total shares issued).

DO MEMBERS HAVE TO BUY
CONVERSION SHARES?
--------------------------------------------------------------------------------
No. However, if a member of the MHC is also a stockholder of the Savings Bank, his or her shares of Savings Bank stock will be converted automatically to shares of Holding Company common stock.

HOW DO I ORDER CONVERSION SHARES?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Eastern Time, on June 16, 1998.

HOW MAY I PAY FOR MY
CONVERSION SHARES?
--------------------------------------------------------------------------------
First, you may pay by check, cash or money order. Interest will be paid by Pennsylvania Savings on these funds at the current passbook rate from the day the funds are received until the completion or termination of the Plan. Second, you may authorize us to withdraw funds from your Pennsylvania Savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Plan. Pennsylvania Savings will NOT waive any early withdrawal penalties on certificate accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS
IN MY PENNSYLVANIA SAVINGS
IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of Conversion Shares from your existing IRA account at the Savings Bank. Please call our Stock Information Center for additional information. Unlike other certificate accounts, Pennsylvania Savings will waive the early withdrawal penalty for IRAs.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, the Holding Companys common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The Board of Directors of the Holding Company intends to consider a policy of paying cash dividends on the common stock following consummation of the Conversion and Reorganization. However no assurances can be given that such dividends will be paid, or if paid, will continue.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
The Company has received conditional approval to list the common stock on the Nasdaq National Market System under the symbol "PSBI". However, no assurance can be given that such approval will be received or, if received, that an active and liquid market will develop.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Conversion and Reorganization.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes. Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL
PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of the Savings Bank in more than one account, you could receive more than one proxy card for the Savings Bank's Special Meeting of Stockholders.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every member of the MHC entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at the Savings Bank as of the voting record date. Each stockholder of the Savings Bank is entitled to cast one vote for each share held as of the voting record date. These voting rights are established by the respective charter of the MHC and the Savings Bank.

MAY I VOTE IN PERSON AT THE SPECIAL
MEETING OF MEMBERS AND/OR
THE MEETING OF STOCKHOLDERS?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 5:00 P.M. MONDAY THROUGH FRIDAY.



                           [LOGO]                PSB
                           PENNSYLVANIA SAVINGS BANK
                           =========================

                            Stock Information Center

                               Eleven Penn Center
                                   Suite 2601
                               1835 Market Street
                             Philadelphia, PA 19103
                                 (215) 979-7904

                                     Q & A

                                 STOCK OFFERING
                                 QUESTIONS AND
                                    ANSWERS

                           [LOGO]                PSB
                           PENNSYLVANIA SAVINGS BANK
                           =========================

THE STOCK OFFERRED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

            (Receipt of order letter-PSB Bancorp, Inc., letterhead)

Date

Name
Address                                              Tax I.D. Number XXX-XX-XXXX
City, State, Zip

                                Receipt of Order

This letter is to acknowledge receipt of your order to purchase common stock offered by PSB Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned a priortized category described below. Acceptance of your order and the shares of stock you actually receive will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:

                Number of Shares Ordered:          __________

                Purchase Price Per Share:            $10.00

                Total Order Amount:               $__________

                Date Order Received:                  /  /
                                                   ----------
                Order Number:                      __________

                Category Assigned:                 __________


      Category Description
      --------------------

                1. Eligible Account Holders - Depositors as of June 30, 1996
                   with $50.00 or more on deposit
                2. Employee Stock Ownership Plan (ESOP)
                3. Supplemental Eligible Account Holders - Depositors as of
                   December 31, 1997 with $50.00 or more on deposit
                4. Shareholders as of April 30, 1998
                5. Local Community - Permanent resident of Philadelphia or
                   Montgomery counties, Pennsylvania
                6. General Community

If this does not agree with your records or if you have any questions, please call our Stock Information Center at (215) 979-7904. Thank you for your order.

Sincerely,

Anthony DiSandro
President and Chief Operating Officer